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                             NOTE PURCHASE AGREEMENT


                           dated as of April 27, 1999


                                 by and between


                       BROOKDALE LIVING COMMUNITIES, INC.


                                       and

                                 HEALTH PARTNERS






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

                                TABLE OF CONTENTS

                             NOTE PURCHASE AGREEMENT


Section                                                                     Page

1.       DEFINITIONS..........................................................1

2.       PURCHASE OF NOTE.....................................................9

         2.1      Purchase of Note............................................9

         2.2      Use of Proceeds.............................................9

         2.3      Closing.....................................................9

         2.4      Indemnity...................................................9

         2.5      Access.....................................................10

3.       PURCHASER'S REPRESENTATIONS AND WARRANTIES..........................11

         3.1      Investment Intention.......................................11

         3.2      Accredited Investor........................................11

         3.3      Partnership Existence......................................11

         3.4      Partnership Power; Authorization;
                    Enforceable Obligations .................................11

         3.5      Receipt of Information.....................................12

4.       COMPANY'S REPRESENTATIONS AND WARRANTIES............................12

         4.1      Authorized and Outstanding Shares of Capital Stock.........12

         4.2      Authorization and Issuance of Note.........................12

         4.3      Securities Laws............................................13

         4.4      Existence; Compliance with Law.............................13

         4.5      Subsidiaries...............................................13

         4.6      Corporate Power; Authorization;
                    Enforceable Obligations .................................13

         4.7      Financial Statements.......................................14

         4.8      Ownership of Property......................................15

         4.9      Material Contracts; Indebtedness...........................15

         4.10     Environmental Protection...................................16

         4.11     Labor Matters..............................................17

         4.12     Other Ventures.............................................17

         4.13     Taxes......................................................17

         4.14     No Litigation..............................................18

                                       i

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                             NOTE PURCHASE AGREEMENT

         4.15     Brokers....................................................18

         4.16     Employment and Labor Agreements............................18

         4.17     Patents, Trademarks, Copyrights and Licenses...............18

         4.18     No Material Adverse Effect.................................19

         4.19     ERISA......................................................19

         4.20     SEC Documents..............................................21

         4.21     Ordinary Course of Business................................21

         4.22     Insurance..................................................21

         4.23     Accounts Receivable........................................22

         4.24     Minute Books...............................................22

         4.25     Year 2000 Compliance.......................................22

         4.26     Full Disclosure............................................22

         4.27     No Stockholder Vote Requirement............................23

         4.28     Delaware Section 203.......................................23

5.       PRE-CLOSING COVENANTS...............................................23

         5.1      Maintenance of Existence and Conduct of Business...........23

         5.2      Access.....................................................23

         5.3      Acquisitions and Investments...............................23

         5.4      Sales of Assets; Liquidation...............................23

         5.5      Material Contracts.........................................24

         5.6      Securities.................................................24

         5.7      Transactions with Affiliates...............................24

         5.8      Indebtedness...............................................24

         5.9      Mergers and Subsidiaries...................................24

         5.10     Management Compensation....................................24

         5.11     Amendments to Certificate of Incorporation and By-Laws.....24

         5.12     Compliance  With Covenants.................................25

         5.13     Satisfaction of Closing Conditions.........................25

6.       CLOSING CONDITIONS..................................................25

         6.1      Conditions to Obligation of Purchaser to Closing...........25

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                               TABLE OF CONTENTS

                             NOTE PURCHASE AGREEMENT


         6.2      Conditions to Obligation of Company to Close...............26

7.       TERMINATION.........................................................26

         7.1      Termination................................................26

         7.2      Effect of Termination......................................26

8.       MISCELLANEOUS.......................................................26

         8.1      Complete Agreement; Modification of Agreement;
                    Sale of Interest ........................................26

         8.2      Fees and Expenses..........................................27

         8.3      No Waiver by Purchaser.....................................28

         8.4      Remedies...................................................29

         8.5      Waiver of Jury Trial.......................................29

         8.6      Severability...............................................29

         8.7      Binding Effect; Benefits...................................29

         8.8      Conflict of Terms..........................................29

         8.9      Governing Law..............................................29

         8.10     Notices....................................................29

         8.11     Survival...................................................31

         8.12     Section and Other Headings.................................31

         8.13     Counterparts...............................................31

         8.14     Publicity..................................................31

                                      iii

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                                TABLE OF CONTENTS

                             NOTE PURCHASE AGREEMENT


                                    SCHEDULES

Schedule          1        -        Permitted Liens
Schedule          4.1      -        Stock, Warrants and Preemptive Rights
Schedule          4.4      -        Material Licenses
Schedule          4.5      -        Subsidiaries
Schedule          4.6      -        Governmental Consents
Schedule          4.7      -        Financial Statements; Other Obligations;
Schedule          4.8      -        Ownership and Properties
Schedule          4.9      -        Material Contracts and Indebtedness
Schedule          4.10     -        Environmental Matters
Schedule          4.11     -        Labor and Employment Matters
Schedule          4.13     -        Taxes
Schedule          4.14     -        Litigation
Schedule          4.15     -        Brokers
Schedule          4.16     -        Employment Contracts
Schedule          4.17     -        Patents, Trademarks, Etc.
Schedule          4.19     -        ERISA
Schedule          4.20     -        SEC Documents
Schedule          4.22     -        Insurance

                                    EXHIBITS

Exhibit A                           Indenture
Exhibit B                           Registration Rights Agreement
Exhibit C                           Stockholders Agreement
Exhibit D                           Supplemental Indenture

                             NOTE PURCHASE AGREEMENT
                             -----------------------


                  NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of April 27, 1999, by and between Brookdale Living Communities, Inc., a Delaware corporation ("Company"), and Health Partners ("Purchaser"), a general partnership organized under the laws of Bermuda.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase or caused to be purchased from Company, upon the terms and conditions hereinafter provided, one or more 5 1/2% convertible subordinated promissory notes in the aggregate principal amount of $100,000,000, and due April 2009 which are initially convertible into 5,479,452 shares of Common Stock (as defined herein) of Company (such notes being referred to herein collectively as the "Note").

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants hereinafter contained, it is agreed as follows:

1.       DEFINITIONS
         -----------

                  "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person's officers, directors, joint venturers and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, (i) "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise and (ii) limited partners of one or more of Purchaser's Affiliates and such limited partners' respective officers, directors and joint venture partners are specifically excluded (unless such Person is otherwise an "Affiliate" in some other capacity) from the definition of "Affiliate" unless otherwise specifically indicated.

                  "Agreement" shall mean this Note Purchase Agreement including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Balance Sheets" shall have the meaning set forth in Section 4.7(a) hereof.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, in the State of Illinois or in the City of Chicago, Illinois.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of Company or a Subsidiary of Company, any such lease under which Company or such Subsidiary is the lessor.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "Certificate  of   Incorporation"   shall  mean  the  Restated
Certificate of Incorporation of Company.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) Company's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) Company's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of Company's or any of the Subsidiaries' business.

                  "Closing" shall have the meaning set forth in Section 2.3 hereof.

                  "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

                  "COBRA" shall have the meaning set forth in Section 4.19(m) hereof.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of Company.

                  "Company  SEC  Documents"  shall have the meaning set forth in
Section 4.20 hereof.

                  "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental

Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.); the Federal Insecticide, Fungicide, and
Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a hazardous substance or threatened Spill of any Hazardous Substance.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to Company, any trade or business (whether or not incorporated) under common control with Company and which, together with Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding Purchaser and each other person which would not be an ERISA Affiliate if Purchaser did not own any issued and outstanding shares of Stock of Company.

                  "Event of Default" shall have the meaning ascribed to it in the Indenture.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "Financials" shall mean the financial statements referred to in Section 4.7(a) hereof.

                  "Fiscal Year" shall mean the twelve month period ending December 31. Subsequent changes of the fiscal year of Company shall not change the term "Fiscal Year," unless the Required Holders shall consent in writing to such changes.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department, board, commission or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Hazardous  Substance"  shall  have the  meaning  set forth in
Section 4.10(a) hereof.

                  "Holder" shall have the meaning ascribed to it in the Indenture.

                  "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 2.4(b) hereof.

                  "Indenture" shall mean that Indenture to be dated as of the Closing Date, by and between Brookdale Living Communities, Inc. and State Street Bank and Trust Company, as Trustee, substantially in the form attached hereto as Exhibit A.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS"  shall  mean  the  Internal  Revenue  Service,   or  any
successor thereto.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Material Adverse Effect" shall mean any event or circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the business, assets, results of operations, prospects or financial or other condition of Company and its Subsidiaries, taken as a whole; (ii) Company's ability to pay the Obligations in accordance with the terms hereof; or (iii) the ability of Company and its Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

                  "Material Contracts" means (i) all of Company's and its Subsidiaries' contracts, agreements, leases or other instruments to which Company or any of its Subsidiaries is a party or by which Company, its Subsidiaries or its properties are bound, which involve payments by or to Company or its Subsidiaries of more than $100,000 or which extend for a term of more than a year from the date hereof, excluding all residency agreements with a term of more than one (1) year to which Company or any of its Subsidiaries is a party, (ii) all of Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments, (iii) all material operating or capital leases for equipment or property to which Company or any of its Subsidiaries is a party (including without limitation any Sale leaseback or similar arrangements), (iv) all non-competition and similar agreements to which Company is a party, (v) all contracts for the employment of any officer or employee, (vi) all consulting agreements, (vii) any guarantees by Company or any of its Subsidiaries, (viii) all distributor and sales agency agreements and (ix) all other material contracts not made in the ordinary course of business.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Note" shall mean the 5 1/2% convertible subordinated promissory note of Company in the principal amount of $100,000,000, due April 2009, to be issued pursuant to the Indenture and the Supplemental Indenture to Purchaser hereunder, substantially in the form of Exhibit A to the Supplemental Indenture.

                  "Obligations" shall mean all amounts owing by Company to Purchaser and any of its assignees pursuant hereto or the Note, including, without limitation, all principal, interest, fees, expenses, attorneys' fees and any other sum chargeable to Company under any of the Transaction Documents.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall have the meaning set forth in Section 4.19(a) hereof.

                  "Permitted Indebtedness" means, with respect to Company, (i) taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation;
(iii) bids, tenders, contracts (other than contracts for the payment of money) or leases to which Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) public or statutory obligations of Company or any of its Subsidiaries; (v) all deferred taxes and (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent permitted to remain unfunded under applicable law.

                  "Permitted Liens" shall mean the following: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (v) workers, mechanics, suppliers, carriers, warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Company or any of its Subsidiaries is a party; (vii) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to, Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, landlord Liens arising under leases of real property, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur, and Liens upon funds collected temporarily from others pending payment or remittance on their behalf; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto and other matters of record, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (ix) Liens existing on the date hereof and described on Schedule 1 hereto.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Plan" shall have the meaning set forth in Section 4.19(a) hereof.

                  "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement by and between Company and Purchaser, substantially in the form attached hereto as Exhibit B, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "Spill" shall have the meaning set forth in Section 4.10(a) hereof.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Stockholders Agreement" shall mean the Stockholders Agreement by and among Company, Purchaser, The Prime Group, Inc. and certain Affiliates of The Prime Group, Inc., substantially in the form attached hereto as Exhibit C, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

                  "Supplemental Indenture" shall mean the Supplemental Indenture, to be dated as of the Closing Date, by and between Brookdale Living Communities, Inc. and State Street Bank and Trust Company, as Trustee, providing for the issuance of the Notes, substantially in the form attached hereto as Exhibit D.

                  "System" shall have the meaning set forth in Section 4.25(a) hereof.

                  "Third  Party  Action"  shall  have the  meaning  set forth in
Section 2.4(b) hereof.

                  "Transaction   Documents"  shall  mean  this  Agreement,   the
Indenture, the Supplemental Indenture, the Note, the Registration Rights Agreement and the Stockholders Agreement.

                  "Welfare  Plan"  shall mean any  welfare  plan,  as defined in
Section 3(1) of ERISA, which is maintained or contributed to by Company, any of its Subsidiaries or any ERISA Affiliate.

                  "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                  "Year  2000  Compliant"  shall have the  meaning  set forth in
Section 4.25(a) hereof.

                  References  to  this  "Agreement"  shall  mean  this  Purchase
Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.       PURCHASE OF NOTE

                  2.1 Purchase of Note. Subject to the terms and conditions set forth in this Agreement, Purchaser concurrently herewith is purchasing from Company, and Company is issuing and selling to Purchaser the Note for a purchase price of $100,000,000. The Note will be issued pursuant to, and will contain the terms set forth in, the Indenture and the Supplemental Indenture and will be issued to Purchaser in the principal amount of $100,000,000.

                  2.2 Use of Proceeds. Company shall use the proceeds of the purchase price hereunder for the repayment of indebtedness and for working capital and other general corporate purposes.

                  2.3 Closing. The closing of the purchase and sale of the Note (the "Closing") shall take place as soon as practicable following Purchaser's receipt of the requisite funds from its investors, but in no event later than May 14, 1999, or such other date and time as shall be mutually agreed to by the parties hereto (the "Closing Date") at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or such other place as shall be mutually agreed to by the parties hereto. On the Closing Date, Company will issue and deliver to Purchaser the Note to be purchased by Purchaser against delivery by Purchaser of the purchase price therefor by wire transfer of funds to the account of Company.

                  2.4 Indemnity. (a) Company shall indemnify and hold Purchaser and each of its officers, directors and Affiliates harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Purchaser or such other indemnified person relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by Company contained herein or in any Transaction Document or otherwise relating to or arising out of the transactions contemplated hereby.

                  (b) Any person entitled to indemnification hereunder (an "Indemnified Party") shall give prompt written notice to Company of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "Third-party Action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify Company shall not relieve Company from any liability that it may have to such Indemnified Party under this Section 2.4 except to the extent Company is materially prejudiced thereby. Company shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-party Action on such terms as it deems appropriate; provided, however, that (i) the Indemnified Party shall be entitled, at his, her or its own expense, to participate in the defense of such Third-party Action; (ii) unless the Indemnified Party is unconditionally released, Company shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such Third-party Action or any liability in respect thereof, which written approval will not be unreasonably withheld; and
(iii) Company shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any Third-party Action (x) as to which Company fails to assume the defense within a reasonable length of time or
(y) to the extent the Third-party Action seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Party; provided, however, that the Company shall have the right to control its own defense to the extent it is a co-defendant in any Third-party Action; provided, further, that the Indemnified Party shall make no settlement, compromise, admission or acknowledgment which would give rise to liability on the part of Company without the prior written consent of Company, which consent shall not be unreasonably withheld.

                  The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-party Action pursuant to this Section
2.4 and, in connection therewith, shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested. Notwithstanding Section 8.8 hereof, to the extent any provision contained in this Section 2.4 is in conflict with, or inconsistent with, any indemnification provision in the Registration Rights Agreement, the provision contained in the Registration Rights Agreement shall govern and control.

                  2.5 Access. So long as Purchaser has any representative on the Board of Directors of Company, Purchaser and any of its officers, employees and/or agents shall have the right during normal business hours, to visit and inspect the properties and facilities of Company and its Subsidiaries and to inspect, audit and make extracts from all of Company's and its Subsidiaries' records, files, corporate books and books of account and to discuss the affairs, finances and accounts of Company and its Subsidiaries with the principal officers of Company, all at such reasonable times, upon reasonable notice and as often as Purchaser may reasonably request. Company shall deliver to Purchaser any document or instrument reasonably necessary, as Purchaser may request, for Purchaser to obtain records from any service bureau maintaining records for Company or its Subsidiaries. Company shall instruct its and its Subsidiaries' banking and other financial institutions to make available to Purchaser such information and records as Purchaser may reasonably request.

3.       PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  Purchaser makes the following representations and warranties to Company as of the date hereof (and as of the Closing Date):

                  3.1 Investment Intention. Purchaser is purchasing the Note for its own account, for investment purposes and not with a view to the resale or distribution thereof. Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Note or any shares of Common Stock acquired by it upon the conversion of all or any part of the Note (or solicit any offers to buy, purchase, or otherwise acquire any of the Note), except in compliance with the Securities Act.

                  3.2 Accredited Investor. Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Note, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

                  3.3   Partnership   Existence.    Purchaser   is   a   general
partnership duly organized, validly existing and in good standing under the laws of Bermuda.

                  3.4 Partnership Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to be executed by it: (i) have been duly authorized by all necessary action of Purchaser; (ii) are not in contravention of any provision of Purchaser's partnership agreement; (iii) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Purchaser is a party or by which Purchaser or any of its property is bound, except where such conflict, breach, default or acceleration would not be reasonably likely to result in a material adverse effect on Purchaser's ability to perform its obligations hereunder; and (iv) will not violate any law or regulation, or any order or decree of any Governmental Authority binding on Purchaser. This Agreement and the other Transaction Documents to which Purchaser is a party have each been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3.5 Receipt of Information. Purchaser has been afforded the opportunity to ask such questions as Purchaser has deemed necessary of, and to receive answers from, representatives of Company concerning the terms and conditions of the Note and the merits and risks of investing in the Note. Purchaser has received all documents and information relating to an investment in the Note requested by or on behalf of Purchaser, including such information relating to Company as Purchaser has deemed appropriate in making an investment decision with respect to the Note.

4.       COMPANY'S REPRESENTATIONS AND WARRANTIES

                  Company makes the following representations and warranties to Purchaser as of the date hereof (and as of the Closing Date):

                  4.1 Authorized and Outstanding Shares of Capital Stock. After giving effect to the Closing, the authorized capital stock of Company consists of 75,000,000 shares of Common Stock of which 11,572,082 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.1, (i) there is no existing option, warrant, call, commitment or other agreement to which Company is a party requiring, and there are no convertible securities of Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of Company or other securities convertible into shares of equity securities of Company, other than the Note, (ii) there are no agreements to which Company is a party with respect to the voting or transfer of the Stock of Company, (iii) there are no preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by Company. True and correct copies of the Certificate of Incorporation and by-laws of Company have been delivered to Purchaser.

                  4.2 Authorization and Issuance of Note. The issuance of the Note has been duly authorized by all necessary corporate action on the part of Company and, upon the execution and authentication of the Note in accordance with the provisions of the Indenture and the Supplemental Indenture and delivery to Purchaser of the Note against payment in accordance with the terms hereof, the Note will have been validly issued, free and clear of all pledges, liens, encumbrances and preemptive rights and will be entitled to the benefits of the Indenture and the Supplemental Indenture. The issuance of shares of Common Stock upon conversion of the Note has been duly authorized by all necessary corporate action on the part of Company and, when issued upon conversion of the Note, such Common Stock will have been validly issued and fully paid and non-assessable.

Company has duly reserved 5,479,452 shares of Common Stock for issuance pursuant to the terms of the Note.

                  4.3 Securities Laws. In reliance on the investment representations contained in Sections 3.1, 3.2 and 3.5, the offer, issuance, sale and delivery of the Note, as provided in this Agreement, are exempt from the registration requirements of the Securities Act. Neither Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Company under circumstances which would require the integration of such offering with the offering of the Note under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Note, to the registration requirements of Section 5 of the Securities Act.

                  4.4 Existence; Compliance with Law. Company and each of its Subsidiaries, (i) is a corporation or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of Company and as set forth on Schedule 4.5 in the case of its Subsidiaries; (ii) is duly qualified as a foreign corporation or partnership, as applicable, and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate or partnership power and authority, as applicable, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted; (iv) has, or has applied for, all material licenses, permits, consents or approvals (a list of such material licenses are set forth on Schedule 4.4 hereto) from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate or articles of incorporation, by-laws, partnership agreement or certificate of limited partnership, as applicable; and (vi) is in compliance with all applicable provisions of law (including, but not limited to, the anti-kick back provisions of the Social Security Act and the Health Insurance Portability and Accountability Act of 1996), except for such non-compliance which would not have a Material Adverse Effect.

                  4.5 Subsidiaries. There currently exist no Subsidiaries of Company other than as set forth on Schedule 4.5 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding Stock of each such Subsidiary, by class and number and percentage of each class owned by Company or a Subsidiary of Company or any other Person. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary.

                  4.6 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by Company, the issuance and sale of the Note (and the underlying Common Stock to be issued upon conversion of the Note) and the consummation of the other transactions contemplated by any of the foregoing: (i) are within Company's corporate power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Certificate of Incorporation or by-laws of Company; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Company or any of its Subsidiaries is a party or by which Company, any of its Subsidiaries or any of their property is bound, except where any such conflict, breach, default or acceleration would not be reasonably likely to result in a Material Adverse Effect; (vi) will not result in the creation or imposition of any Lien upon any of the property of Company or any of its Subsidiaries; and (vii) except as set forth on Schedule 4.6 with respect to filings and/or approvals required for the conversion of the Note in connection with certain permits maintained by Company and certain Subsidiaries, do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person that has not been received or will not be received prior to Closing, except those filings or approvals which the failure to make or obtain will not result in a loss of, loss of benefit under or a material liability to the Company or any of its Subsidiaries with respect to any of the licenses set forth on Schedule 4.4 or would otherwise result in a Material Adverse Effect. Each of this Agreement and the other Transaction Documents have been duly executed and delivered by Company and each constitutes a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.7 Financial Statements. (a) The audited consolidated balance sheets (the "Balance Sheets") of Company as at December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders equity and cash flows for the year ended December 31, 1998, the period from May 7, 1997 to December 31, 1997 and the combined statements of operations, changes in partners' capital (deficit) and cash flows of the "Predecessor Properties" for the period January 1, 1997 to May 6, 1997, with the opinions thereon of Ernst & Young LLP, copies of which have previously been delivered or made available to Purchaser, have been prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial position of Company as at the dates thereof, and the consolidated results of its operations and cash flows for the periods then ended.

                  (b) Except as set forth on Schedule 4.7, neither Company nor any of its Subsidiaries has any material obligations, contingent or otherwise, including, without limitation, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Balance Sheets, other than those incurred since December 31, 1998, in the ordinary course of business.

                  (c) No dividends or other distributions have been declared, paid or made upon any shares of Stock of Company, nor have any shares of Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company since December 31, 1998.

                   4.8  Ownership  of  Property.  (a)  Except  as set  forth  on
Schedule 4.8, neither Company nor any of its Subsidiaries owns any real estate. Each of Company and its Subsidiaries has good and marketable and insurable fee simple title to its owned real property, free and clear of all Liens other than Permitted Liens. Each of Company and its Subsidiaries has valid and marketable leasehold interests in the leases of real estate described in Schedule 4.8 hereto, and, except as set forth on Schedule 4.8, good and marketable title to, or valid leasehold interests in, all of its other properties and assets free and clear of all Liens, except Permitted Liens.

                  (b)   All real property leased by Company and its Subsidiaries
is set forth on Schedule 4.8. Each of such leases is valid and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and is in full force and effect. Company has delivered or made available to Purchaser true and complete copies of each of such leases set forth on Schedule 4.8 and all documents affecting the rights or obligations of Company or any of its Subsidiaries, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. Except as set forth on Schedule 4.8, none of Company, any of its Subsidiaries nor, to its knowledge, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease.

                  (c) Except as disclosed on Schedule 4.8, neither Company nor any of its Subsidiaries is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Company or such Subsidiary, except with respect to real property leased or being developed by Company or any of its Subsidiaries with respect to which the Company or such Subsidiary has the right or option to purchase.

                   4.9 Material Contracts; Indebtedness. Schedule 4.9 contains a true, correct and complete list or description of all Material Contracts. Each Material Contract is a valid and binding agreement of Company or its Subsidiaries (as the case may be) enforceable against Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and neither Company nor any of its Subsidiaries has any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. Company and each of its Subsidiaries has fulfilled in all material respects all obligations required pursuant to the Material Contract to have been performed by Company or such Subsidiary on its part to the extent required to have been performed on or prior to the date hereof or the Closing Date. Except as set forth in Schedule 4.9, neither Company nor any of its Subsidiaries is in default or breach, nor to Company's or such Subsidiary's knowledge is any third party in default or breach, under or with respect to any Material Contract. Except as set forth on Schedule 4.9, neither Company nor any of its Subsidiaries has any Indebtedness except Permitted Indebtedness.

                   4.10 Environmental  Protection.  (a)  Except  as set forth on
Schedule 4.10, to Company's and its Subsidiaries' knowledge, there has been no disposal or release of Hazardous Substances on any real property owned, leased or otherwise operated by Company and its Subsidiaries (each, a "Facility") which is reasonably likely to have a Material Adverse Effect. "Hazardous Substance" means any substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which could reasonably be expected to result in liability under, any Environmental Law in existence as of the date hereof or
(ii) defined as toxic or hazardous under any Environmental Law in existence as of the date hereof, including, without limitation, any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which has in the past caused or constituted a health, safety, or environmental hazard to any Person or property or result in any Environmental Liabilities and Costs. Except as set forth on Schedule 4.10, neither Company nor any of its Subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazard Substances at or from the Facility (a "Spill") which could result in Environmental Liabilities and Costs reasonably likely to have a Material Adverse Effect.

                   (b) Company and each Subsidiary has generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws in effect on the relevant date, except for such non-compliances which would not have a Material Adverse Effect.

                   (c) Company and each Subsidiary has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures which would not have a Material Adverse Effect) and neither Company nor any of its Subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such permit.

                   (d) Except as set forth on Schedule 4.10, there are no investigations, proceedings or litigation pending or, to Company's or its Subsidiaries' knowledge, threatened, affecting or against Company, any of its Subsidiaries or the Facilities relating to Environmental Laws or Hazardous Substances which is reasonably likely to have a Material Adverse Effect.

                   (e) Since January 1, 1997, except for communications in connection with the matters listed on Schedule 4.10, neither Company nor any of its Subsidiaries has received any communication or notice (including, without limitation, requests for information) indicating the potential of Environmental Liabilities and Costs against Company or its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

                   4.11 Labor Matters. (a) Except as set forth in Schedule 4.11, there are no strikes or other labor disputes against Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened. Hours worked by and payment made to employees of Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Company and each of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Company or such Subsidiary. Except as set forth in Schedule 4.11, there is no organizing activity involving Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 4.11, there are no representation proceedings pending or, to Company's or its Subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Company or its Subsidiaries has made a pending demand for recognition. Except as set forth in Schedule 4.11, there are no complaints or charges against Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Company or any of its Subsidiaries of any individual.

                   (b) Except as set forth in Schedule 4.11, neither Company nor any of its Subsidiaries is, or during the five years preceding the date hereof was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of Company or its Subsidiaries.

                   4.12 Other   Ventures.   Neither   Company  nor  any  of  its
Subsidiaries  is engaged  in any joint  venture  or  partnership  with any other
Person.

                   4.13 Taxes. Except as set forth on Schedule 4.13, all material federal, state, local and foreign tax returns, reports and statements required to be filed by Company and its Subsidiaries have been timely filed with the appropriate Governmental Authority and all such returns, reports and statements are true, correct and complete in all material respects. All material Charges and other impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by Company and its Subsidiaries from its employees for all periods in compliance, in all material respects, with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. No tax audits or other administrative or judicial proceedings are pending or threatened with regard to any Charges for which Company or any Subsidiary may be liable and no assessment of Charges is proposed against Company or any Subsidiary. Except as set forth on Schedule 4.13, neither Company nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC
Section 481(a) by reason of a change in accounting method or otherwise. Neither Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

                   4.14 No Litigation. Except as disclosed on Schedule 4.14, no action, claim or proceeding is now pending or, to the knowledge of Company or its Subsidiaries, threatened against Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, except any such action, claim, proceeding which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

                   4.15 Brokers. Except as set forth on Schedule 4.15, no broker or finder acting on behalf of Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. Except as otherwise set forth herein, Company is solely responsible for the payment of all such finder's or brokerage fees.

                   4.16 Employment and Labor Agreements.  Except as set forth on
Schedule 4.16, there are no written (or material non-written) employment, consulting or management agreements (other than letters offering employment) covering management of Company or any of its Subsidiaries providing for payments in excess of $150,000 in any year.

                   4.17 Patents, Trademarks, Copyrights and Licenses. Company and each of its Subsidiaries owns all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it, each of which is listed, together with Patent and Trademark Office or Copyright Office application or registration numbers, where applicable, on Schedule 4.17 hereto. To Company's knowledge, Company and each of its Subsidiaries conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Company or any of its Subsidiaries.

                   4.18 No Material Adverse Effect. Since December 31, 1998 no Material Adverse Effect has occurred.

                   4.19 ERISA. (a) Schedule 4.19 sets forth: (i) all material "employee benefit plans", as defined in Section 3(3) of ERISA, and any other material severance pay, deferred compensation or employee stock purchase plans, programs or arrangements (the "Plans") maintained by Company and any of its Subsidiaries or to which Company or any its Subsidiaries contributed or is obligated to contribute thereunder, and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA (the "Pension Plans"), maintained by Company, any of its Subsidiaries or any of its ERISA Affiliates to which Company, any of its Subsidiaries or any of its ERISA Affiliates contributed or is obligated to contribute thereunder.

                   (b) Purchaser will not have (i) any obligation to make any contribution to any Multiemployer Plan or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had if it had not purchased the Note from Company at the Closing in accordance with the terms of this Agreement.

                   (c) The Pension Plans intended to be qualified under Section 401 of the IRC are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the IRC.

                   (d) All contributions required by law or pursuant to the terms of the Plans (without regard to any waivers granted under Section 412 of the IRC) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and no accumulated funding deficiencies exist in any of the Pension Plans.

                   (e) There is no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the respective Pension Plans. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and all benefit liabilities do not exceed the assets of such Pension Plans.

                   (f) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans which would require the giving of notice, or any event requiring disclosure under Sections 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA.

                   (g) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

                   (h) True, correct and complete copies of the following documents, with respect to each of the Plans, have been made available or delivered to Purchaser by Company: (A) any plans and related trust documents, and amendments thereto, (B) the most recent Forms 5500 (including any schedules thereto) and the most recent actuarial valuation report, if any, (C) the last IRS determination letter, (D) summary plan descriptions and (E) written communications to employees relating to the Plans.

                   (i) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does Company or any of its Subsidiaries have knowledge of facts which could form the basis for any such claim or lawsuit.

                   (j) All amendments and actions required to bring the Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

                   (k) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and neither Company nor any of its Subsidiaries or "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or
Section  406 of ERISA  which is  reasonably  likely to have a  Material  Adverse
Effect.

                   (l) None of Company, any of its Subsidiaries or any ERISA Affiliate has terminated any Pension Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

                   (m) None of Company, any of its Subsidiaries or any ERISA Affiliate maintains retired life and retired health insurance plans which are Welfare Plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Company, all of its Subsidiaries and all ERISA Affiliates which maintains a Welfare Plan has materially complied with the notice and continuation requirements of COBRA and the regulations thereunder.

                   (n) Except as set forth on Schedule 4.19, none of Company, any of its Subsidiaries or any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan as of the Closing.

                   (o) None of Company, any of its Subsidiaries or any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

                   (p)  None of  Company,  any of its  Subsidiaries,  any  ERISA
Affiliate or any organization to which Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

                   4.20 SEC Documents. Company has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the SEC since January 1, 1998 and prior to the date of this Agreement (the "Company SEC Documents"), which are all the documents (other than preliminary material) that Company was required to file with the SEC since such date, except as set forth on Schedule 4.20. Except as set forth on Schedule 4.20, as of their respective dates, Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the matters described on Schedule 4.20 will adversely impact in any significant respect the ability of Company to maintain the effectiveness of the shelf registration provided for in the Registration Rights Agreement for the periods provided therein or to otherwise fulfill any of its obligations under the Registration Rights Agreement.

                   4.21 Ordinary  Course  of  Business.  Except  as set forth on
Schedule 4.7 or in response to the events described therein, since December 31, 1998, Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice.

                   4.22 Insurance. Schedule 4.22 hereto contains a complete and correct list of all policies of insurance of any kind or nature covering Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to Purchaser. Such policies are in amounts customary for the industry in which Company or such Subsidiary operates.

                   4.23 Accounts   Receivable.    Substantially   all   accounts
receivable of Company and its Subsidiaries as shown on the Balance Sheet are collectible in the ordinary course of business by Company or such Subsidiary.

                   4.24 Minute Books. The minute books of Company and each Subsidiary of Company, as previously made available to Purchaser accurately reflect all formal corporate action of the stockholders and Board of Directors of Company and each Subsidiary of Company.

                   4.25 Year  2000   Compliance.   (a)  To  the  Company's  best
knowledge, after due inquiry, each system comprised of software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of Company or any of its Subsidiaries will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century ("Year 2000 Compliant"). Company has no reason to believe that it or any of its Subsidiaries may incur material expenses arising from or relating to the failure of any of their Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of Company and its Subsidiaries is able to accurately process date, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

                   (b) (1) All material vendors of products or services to Company or any of its Subsidiaries, and their respective products, services and operations, are, to the knowledge of Company, Year 2000 Compliant. To the knowledge of Company after a reasonably diligent investigation, each such material vendor will continue to furnish its products or services to Company or its Subsidiaries, as applicable, without interruption or material delay, on and after January 1, 2000.

                        (2) Company and its Subsidiaries have entered into agreements with each of its material vendors certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are Year 2000 Compliant. Either (i) all such vendor agreements contain representations from such vendors that such vendors or their products, services or operations are Year 2000 Compliant or
(ii) Company will have a valid claim for breach of contract if any such vendor or its products, services or operations are not Year 2000 Compliant.

                   4.26 Full Disclosure. No information contained in this Agreement, any other Transaction Document, the Financial Statements or any written statement furnished by or on behalf of Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

                   4.27 No Stockholder  Vote  Requirement.  No vote,  consent or other approval of Company's stockholders is, or will be, required by the rules and regulations of NASDAQ or otherwise in connection with any of the transactions contemplated the Transaction Documents, including the sale and issuance of the Note to Purchaser and any conversion of the Note into shares of Common Stock in accordance with the terms of the Note.

                   4.28 Delaware Section 203. The Company and its Board of Directors have taken all the necessary actions to render inapplicable to the transactions contemplated by the Transaction Documents (including, but not limited to, the issuance of Common Stock upon conversion of the Note) the provisions of Section 203 of the General Corporation Law of the State of Delaware.

5.       PRE-CLOSING COVENANTS

                   Company covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless Purchaser has given its prior written consent) until the Closing:

                   5.1 Maintenance of Existence and Conduct of Business. Company shall, and shall cause each of its Subsidiaries to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, as applicable, and its rights and franchises; (ii) at all times maintain, preserve and protect all of its material assets, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices and
(iii) continue to conduct its businesses in the ordinary course consistent with past practices.

                   5.2 Access. Company shall permit representatives of Purchaser to visit and inspect any of the properties of Company and its Subsidiaries, to examine the corporate or partnership books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of Company and its Subsidiaries with the principal officers of Company, all at such reasonable times, upon reasonable notice and as often as Purchaser may reasonably request.

                   5.3 Acquisitions and Investments. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any investment or acquire any assets except in the ordinary course of business consistent with past practices, or acquire any security of another Person except in connection with the formation of any Subsidiary in the ordinary course consistent with past practices.

                   5.4 Sales of Assets; Liquidation. Company shall not, and shall not permit any Subsidiary of Company to, (i) sell, transfer, convey or otherwise dispose of any assets or properties or (ii) liquidate, dissolve or wind up Company, or any of its Subsidiaries, except for transfers to Company, whether voluntary or involuntary; provided, however, that the foregoing shall not prohibit (i) the sale of inventory in the ordinary course of business, (ii) the sale of surplus or obsolete equipment and fixtures or (iii) transfers resulting from any casualty or condemnation of assets or properties.

                   5.5 Material Contracts. Company shall not and shall not permit any Subsidiary of Company to enter into, modify or terminate any Material Contract.

                   5.6 Securities. Company shall not, and shall not permit any subsidiary of Company to, issue any Stock or other security except for the issuance to Purchaser contemplated by the Transaction Documents or the issuance of securities by a Subsidiary to the Company.

                   5.7 Transactions with Affiliates. Company shall not and shall not permit any Subsidiary of Company to enter into or be a party to any transaction with any Affiliate of Company or such Subsidiary, except (i) transactions expressly contemplated hereby, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Purchaser and are no less favorable to Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Company or such Subsidiary, (iii) transactions between Company and its wholly-owned Subsidiaries or between such Subsidiaries and (iv) payment of compensation to employees and directors' fees.

                   5.8 Indebtedness. Company shall not and shall not permit any Subsidiary of Company to incur any additional Indebtedness in any material amount.

                   5.9 Mergers and Subsidiaries. Neither Company nor any Subsidiaries of Company shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, or otherwise combine with any Person, nor shall Company create any Subsidiary, other than (i) the creation of wholly-owned Subsidiaries or (ii) mergers of wholly-owned Subsidiaries of Company into Company or any other of its wholly-owned Subsidiaries.

                   5.10 Management Compensation. Company shall not and shall not permit any Subsidiary of Company to, increase the salary, bonus or other compensation of any officers or employees of Company and its Subsidiaries, except to the extent as (i) is in the ordinary course of business consistent with prior practice and (ii) has been disclosed by Company to Purchaser prior to the date hereof.

                   5.11 Amendments to Certificate of Incorporation and By-Laws. Company shall not, and shall not permit any Subsidiary of Company to, authorize, adopt or approve an amendment to the certificate or articles of incorporation, by-laws, partnership agreement or certificate of limited partnership, as applicable, of such entity.

                   5.12 Compliance With Covenants. The Company shall not take any action which would have constituted a violation of any covenant in the Indenture or Supplemental Indenture if the Indenture or Supplemental Indenture were in effect at such time.

                   5.13 Satisfaction of Closing Conditions. Company shall use commercially reasonable efforts to satisfy all conditions to the obligations of the parties hereto to effect the Closing.

6.       CLOSING CONDITIONS

                   6.1 Conditions to Obligation of Purchaser to Closing. The obligation of Purchaser to purchase the Note pursuant to Section 2.1 hereof, is subject to the satisfaction of the following conditions unless waived by
Purchaser:

                   (a)  The   Indenture,   the   Supplemental   Indenture,   the
Registration Rights Agreement and the Stockholders Agreement shall have been duly executed and delivered by the parties thereto (other than Purchaser).

                   (b) All of the representations and warranties of Company contained herein shall be true and correct (except that representations and warranties that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects) on and as of the Closing Date as if made on such date and no breach of any covenant contained in Article V hereof shall have occurred or would result from the Closing hereunder, and Purchaser shall have received a certificate of Company to such effect.

                   (c) Company shall have performed and complied in all material respects with its covenants and agreements hereunder to be performed or complied with prior to the Closing, and Purchaser shall have received a certificate of Company to such effect.

                   (d) There shall not have occurred any event or condition since December 31, 1998 which has had or which would be reasonably likely to have a Material Adverse Effect. For the purposes of this Section 6.1(d) only, the definition of "Material Adverse Effect" shall not include a decrease in the market price of the Common Stock unless one or more of the factors causing such decrease would, individually or in the aggregate, result in a Material Adverse Effect.

                   (e) The Prime Group, Inc. and each of its Affiliates that has been granted any registration rights by Company shall have executed and delivered to Purchaser a waiver in form and substance reasonably satisfactory to Purchaser of the applicability of such registration rights to the shelf registration to be effected pursuant to the Registration Rights Agreement.

                   6.2 Conditions to Obligation of Company to Close. The obligation of Company to issue and sell to Purchaser the Note pursuant to
Section 2.1 hereof, is subject to the satisfaction of the following conditions unless waived by Company:

                   (a)  The   Indenture,   the   Supplemental   Indenture,   the
Registration Rights Agreement and the Stockholders Agreement shall have been duly executed and delivered by the parties thereto (other than Company).

                   (b) All of the representations and warranties of Purchaser contained herein shall be true and correct (except that representations and warranties that are not qualified by materiality or material adverse effect shall be true and correct in all material respects) on and as of the Closing Date as if made on such date, and Company shall have received a certificate of Purchaser to such effect.

                   (c) Purchaser shall have performed and complied in all material respects with its covenants and agreements hereunder to be performed or complied with prior to the Closing, and Company shall have received a certificate of Purchaser to such effect.

7.       TERMINATION.

                   7.1 Termination. This Agreement may be terminated and abandoned at any time (a) by mutual written consent of Purchaser and Company or
(b) if the Closing shall not have been consummated on or before the eleventh Business Day after the date hereof; provided, however, that no party shall have the right to terminate this Agreement pursuant to this clause (b) if such party's breach of this Agreement is a cause for the Closing not having occurred.

                   7.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or Affiliates). Nothing contained in this Section 7.2 shall (i) relieve any party from any liability resulting from any breach of this Agreement prior to such termination or (ii) relieve Company of its expense reimbursement obligations under that certain Letter Agreement, dated as of March 18, 1999, between Company and Capital Z Financial Services Fund II, L.P., which obligation shall survive the execution, delivery and termination of this Agreement.

8.       MISCELLANEOUS

                   8.1 Complete Agreement; Modification of Agreement; Sale of Interest. (a) Subject to the provisions of Section 7.2, the Transaction Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except as provided therein. Company hereby consents to Purchaser's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Transaction Documents or of any portion thereof or interest therein, including, without limitation, Purchaser's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not.

                   (b) In the event Purchaser assigns or otherwise transfers all or any part of the Note, Company shall, upon the request of Purchaser issue new Notes to effectuate or evidence such assignment or transfer.

                   (c) Purchaser may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person acceptable to Purchaser all or a portion of its rights and obligations under the Note held by Purchaser and this Agreement; provided, however, that acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to Purchaser. From and after the effective date of such an assignment, (x) the assignees thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assignor's rights and obligations under this Agreement, such assignor shall cease to be a party hereto).

                   (d) No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                   8.2  Fees and  Expenses.  (a)  Subject to the  provisions  of
Section 8.2(b) hereof, Company shall pay all reasonable out-of-pocket expenses of Purchaser in connection with the preparation of the Transaction Documents and the transactions contemplated thereby, including all reasonable legal fees and expenses, accounting fees and expenses and fees and expenses of consultants. If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraph (iii) below, which shall be subject to an Event of Default having occurred and be continuing), Purchaser shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                        (i) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

                        (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Purchaser, Company, any Subsidiary of Company or any other Person) in any way relating to any of the Transaction Documents or any other agreements to be executed or delivered in connection herewith; or

                        (iii) any attempt to enforce any rights of Purchaser against Company, any Subsidiary of Company or any other Person, that may be obligated to Purchaser by virtue of any of the Transaction Documents;

then, and in any such event, the reasonable attorneys' and other parties' reasonable fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 8.2 shall be payable, on demand, by Company to Purchaser and shall be additional Obligations under this Agreement and the other Transaction Documents; provided, however, that Purchaser will repay Company for such amounts reimbursed by Company resulting from any action or proceeding instituted by Purchaser against Company in which Company ultimately prevails on the merits and all applicable periods for appeal have expired. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Notwithstanding anything in this Section 8.2(a), Purchaser shall reimburse Company for all reasonable attorneys' fees and expenses and other reasonable out-of-pocket expenses incurred by Company in connection with (i) any action or proceeding instituted by Purchaser against Company in which Company ultimately prevails on the merits and all applicable periods for appeal have expired or (ii) any declaratory judgment action instituted by Company against Purchaser as a result of any declaration by Purchaser of any default under the
Note if Company ultimately prevails on the merits and all applicable periods of appeal have expired.

                   (b) At the Closing, Company shall reimburse Capital Z Financial Services Fund II, L.P. for fees and expenses, if any, owed to Prudential Securities, Inc. in connection with the transactions contemplated by this Agreement (provided, however, that the amount so reimbursed shall in no event exceed $1,500,000 in the aggregate).

                   8.3 No Waiver by Purchaser. Purchaser's failure, at any time or times, to require strict performance by Company of any provision of this Agreement and any of the other Transaction Documents shall not waive, affect or diminish any right of Purchaser thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Purchaser of an Event of Default by Company under the Transaction Documents shall not suspend, waive or affect any other Event of Default by Company under this Agreement and any of the other Transaction Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Company contained in this Agreement or any of the other Transaction Documents and no Event of Default by Company under this Agreement and no defaults by Company under any of the other Transaction Documents shall be deemed to have been suspended or waived by

Purchaser, unless such suspension or waiver is by an instrument in writing signed by an officer of Purchaser and directed to Company specifying such suspension or waiver.

                   8.4 Remedies. Purchaser's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Purchaser may have under any other agreement, including without limitation, the Transaction Documents, the other Transaction Documents, by operation of law or otherwise.

                   8.5 Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under the Transaction Documents.

                   8.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                   8.7 Binding Effect; Benefits. This Agreement and the other Transaction Documents shall be binding upon, and inure to the benefit of, the successors of Company and Purchaser and the assigns, transferees and endorsees of Purchaser.

                   8.8 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Transaction Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Transaction Documents, the provision contained in this Agreement shall govern and control.

                   8.9 Governing Law. Except as otherwise expressly provided in any of the Transaction Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Service of process on Purchaser or Company in any action arising out of or relating to any of the Transaction Documents shall be effective if mailed to such party at the address listed in Section 8.10 hereof. Nothing herein shall preclude Purchaser or Company from bringing suit or taking other legal action in any other jurisdiction.

                   8.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, by nationally known commercial courier service providing next day delivery service, by registered or certified mail, return receipt requested, postage prepaid or by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to Company:

                  Brookdale Living Communities, Inc.
                  77 West Wacker Drive, Suite 4400
                  Chicago, Illinois  60601
                  Attn:  Mark J. Schulte
                  Telecopy Number:  (312) 977-3699

                  with copies to:

                  Brookdale Living Communities, Inc.
                  77 West Wacker Drive, Suite 4400
                  Chicago, Illinois  60601
                  Attn:  Robert J. Rudnik, Esq.
                  Telecopy Number:  (312) 977-3769

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attn:  Wayne D. Boberg, Esq.
                  Telecopy Number:  (312) 558-5700

                  If to Purchaser:

                  Health Partners
                  One Chase Manhattan Plaza, 44th Floor
                  New York, New York 10005
                  Attn:  David A. Spuria
                  Telecopy Number: (212) 898-8720

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Thomas A. Roberts, Esq.
                  Telecopy Number:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, one (1) Business Day after the same shall have been deposited with a nationally known commercial courier service providing next day delivery service or three (3) Business Days after the same shall have been deposited with the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                   8.11 Survival. The representations and warranties of Company in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

                   8.12 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                   8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                   8.14 Publicity. Neither Purchaser nor Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby, if such press release or public disclosure is disapproved by the other party within two (2) Business Days after its receipt of written notice from the disclosing party of such contemplated disclosure. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby or file any of the Transaction Documents as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject to advance consultation with Purchaser.




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                                       31

                  IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the day and year first above written.





                             COMPANY:
                             --------

                             BROOKDALE LIVING COMMUNITIES, INC.


                             By:  /s/ Mark J. Schulte
                                  ---------------------------------------------
                                  Mark J. Schulte
                                  President and Chief Executive Officer



                             PURCHASER:
                             ----------

                             HEALTH PARTNERS

                             By: Capital Z Financial Services Fund II, L.P., its general partner

                                  By:   Capital Z Partners, L.P.,
                                         its general partner

                                        By:  Capital Z Partners, Ltd.,
                                              its general partner


                                             By:  /s/ Paul H. Warren
                                                  -----------------------------
                                                  Paul H. Warren
                                                  Senior Vice President

                  Each of the undersigned, by its execution below, hereby agrees that, at the Closing, it will execute and deliver the Stockholders Agreement and the waiver of certain registration rights referred to herein. None of the undersigned are obligated with respect to any other provision of this Agreement.

                             THE PRIME GROUP, INC.


                             By:   /s/ Robert J. Rudnik
                                   --------------------------------------------
                                   Robert J. Rudnik
                                   Executive Vice President


                             PRIME GROUP II, L.P.

                             By:   PGLP, Inc., its Managing General Partner


                                   By:  /s/ Robert J. Rudnik
                                        ---------------------------------------
                                        Robert J. Rudnik
                                        Vice President


                             PRIME GROUP III, L.P.

                                   By:  PGLP, Inc., its Managing General Partner


                                        By:  /s/ Robert J. Rudnik
                                             ----------------------------------
                                             Robert J. Rudnik
                                             Vice President


                             PRIME GROUP VI, L.P.

                             By:   PGLP, Inc., its Managing General Partner


                                   By:  /s/ Robert J. Rudnik
                                        ---------------------------------------
                                        Robert J. Rudnik
                                        Vice President


                             PRIME GROUP LIMITED PARTNERSHIP


                             By:   /s/ Michael W. Reschke
                                   --------------------------------------------
                                   Michael W. Reschke,
                                   Managing General Partner